                                                                   Exhibit 3(ii)


                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                            ALBERTO-CULVER COMPANY


                               October 26, 2000


                           ARTICLE I - STOCKHOLDERS
                           ---------   ------------

1.01 Annual Meeting.  An annual meeting of the stockholders of the Corporation,
---- --------------
for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

1.02 Special Meeting.  Special meetings of the stockholders of the Corporation,
---- ---------------
for any purpose or purposes prescribed in the notice of the meeting, may be called only by the Board of Directors or the Chairman of the Board, Chief Executive Officer or President and shall be held at such place, on such date, and at such time as they or he or she shall fix.

1.03 Notice of Meetings, Adjournment.  Written notice of the place, date, and
---- -------------------------------
time of all meetings of the stockholders shall be given in accordance with this
Section 1.03 and Section 7.01, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise required by law.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in accordance with this Section 1.03 and
Section 7.01. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

                                                                  Exhibit 3 (ii)

1.04 Quorum.  At all meetings of the stockholders of the Corporation, the
---- ------
holders of stock issued and outstanding and entitled to cast a majority of the votes entitled to be cast thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business, except to the extent that the presence of a larger percentage may be required by law. If such majority (or such larger percentage if required by law) shall not be present or represented at any meeting of the stockholders, the Chairman of the meeting or stockholders entitled to cast a majority of the votes entitled to be cast thereat, present in person or by proxy, shall have power to adjourn the meeting to another place, date or time.

1.05 Stockholders Entitled to Vote; Record Date. In order that the Corporation
---- ------------------------------------------
may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

1.06 Order of Business at Annual Meetings and Special Meetings. At any annual
---- ---------------------------------------------------------
meeting or special meeting, such business (including nominations for election of directors) shall be conducted only if brought before such meeting by or at the direction of the Board of Directors or by any stockholder who complies with the procedures set forth in this Section 1.06.

For business to be properly brought before an annual or special meeting by a stockholder, the business must be a proper subject for action by stockholders and the stockholder must give written notice to the Secretary in accordance with this Section 1.06. The stockholder's notice must be received by the Secretary at the principal executive offices of the Corporation (a) in the event of an annual meeting of stockholders, not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business

                                                                  Exhibit 3 (ii)

on the 15th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; (b) in the event of a special meeting of stockholders, not later than the close of business on the 15th day following the day on which notice of the meeting is first mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs or (c) in the case of proposals required to be included in the Corporation's Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, in accordance with that rule. Except for stockholders' proposals required to be included in the Corporation's Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, to be in proper written form, a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting the following: (i) a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the complete text of any resolutions to be presented at the meeting; (ii) the stockholder's name and address, as it appears on the Corporation's books; (iii) a representation that the stockholder is a holder of the Corporation's voting stock and the class or series and number of shares of stock of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. In the case of nomination(s) for election as a director, the stockholder's notice must comply with the previous two sentences and shall also include (A) the name, age, business address and residence address of the nominee(s), (B) the principal occupation or employment of the nominee(s), (C) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the nominee(s), (D) a description of all arrangements or understandings among the stockholder and the nominee(s), pursuant to which the nomination(s) are to be made by the stockholder and (E) any other information relating to the nominee(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as director of the Corporation if so elected. The Chairman of the meeting shall, if the facts warrant, determine and declare that business (including any nominations for election as a director) not properly brought before the meeting in accordance with the provisions of this
Section 1.06 shall not be transacted at the meeting.

At all meetings of the stockholders, the Chairman of the Board of Directors, or, in the Chairman's absence, any Vice-Chairman of the Board of Directors, the Chief Executive Officer, the President, or, in the absence of all of the foregoing officers, the most senior Vice-President, shall act as Chairman of the meeting. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not a proper matter for stockholder action or not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments

                                                                  Exhibit 3 (ii)

on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, the opening and closing of the voting polls and the adjournment of the meeting.

1.07 Proxies.  Every stockholder may authorize another person or persons to act
---- -------
for him or her by proxy in all matters in which a stockholder is entitled to participate, including waiving any notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable, and if and only so long as it is coupled with an interest sufficient in law to support an irrevocable power.

1.08 Voting by Fiduciaries and Pledgors.  Persons holding stock in a fiduciary
---- ----------------------------------
capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation he or she has expressly empowered the pledgee to vote such shares, in which case only the pledgee or his or her proxy may represent said stock and vote thereon.

1.09 Method of Voting.  The vote at any election or upon any question at any
---- ----------------
meeting of stockholders need not be by written ballot, except as required by law. Directors shall be elected by a plurality of the votes cast. All other matters shall be determined by a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the meeting and entitled to vote thereon, unless a greater vote or percentage is required by law or the Restated Certificate of Incorporation for the action proposed.

1.10 Stockholders List.  A complete list of stockholders entitled to vote at any
---- -----------------
meeting of stockholders, arranged in alphabetical order for each class or series of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stockholders list shall also be kept at the place of the meeting during the whole time of the meeting and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.11 Stockholder Action.  No corporate action of stockholders of the Corporation
---- ------------------
may be taken without a meeting and vote of stockholders.

                                                                  Exhibit 3 (ii)


                        ARTICLE II - BOARD OF DIRECTORS
                        ----------   ------------------

2.01 Management of Business; Qualifications of Directors.  The business of the
---- ---------------------------------------------------
Corporation shall be managed by a Board of Directors. Directors need not be stockholders.

2.02 Number and Election.  The number of directors which shall constitute the
---- -------------------
whole Board of Directors shall be 11 persons. The number of directors may be increased or decreased by action of the Board of Directors or stockholders, subject to the provisions of Section 11 of the Corporation's Restated Certificate of Incorporation. Directorships, the terms of which expire as provided in said Section 11, shall be filled at each annual meeting of the stockholders, except as provided in Section 2.03 hereof, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

2.03 Vacancies and Increases.  Any vacancies occurring in the Board of Directors
---- -----------------------
and any newly-created directorships resulting from an increase in the authorized number of directors may only be filled by a majority of the remaining directors (though less than a quorum of the Board of Directors), and any director so chosen shall hold office until (i) the next election of the class for which he or she was chosen and until his or her successor is duly elected and qualified or (ii) his or her earlier resignation or removal.

2.04 Powers.  In addition to the powers and authority expressly conferred upon
---- ------
the Board of Directors by law, the Board of Directors may exercise all the powers of the Corporation and do all such lawful acts and things as may be done by the Corporation which are not in violation of law, or required to be exercised or done by the stockholders.

2.05 Meeting of Newly Elected Board of Directors.  The newly elected Board of
---- -------------------------------------------
Directors may meet at the place of the meeting at which such newly elected Board of Directors was elected, for the purpose of organization or otherwise, and no notice of such meeting to the newly elected directors shall be necessary in order to validly constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as may be fixed by the consent in writing of all of the newly elected directors, or upon notice as provided in Section
2.09 hereof, or without notice as provided in Section 7.02 hereof.

2.06 Meetings.  Regular meetings of the Board of Directors may be held at such
---- --------
times as shall from time to time be determined by the Board of Directors. Special meetings shall be held only when called by the Chief Executive Officer, President, the Secretary or any two directors.

2.07 Place of Meetings.  Except as otherwise provided in Section 2.05 hereof,
---- -----------------
meetings of the Board of Directors may be held at such place within or without the State of Delaware as shall be stated in the notice of meeting or waiver thereof.

                                                                  Exhibit 3 (ii)

2.08 Quorum.  At all meetings of the Board of Directors, a majority of the total
---- ------
number of directors, but not less than two directors, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors unless a greater number is required by the Restated Certificate of Incorporation. If, at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained.

Any member or members of the Board of Directors or of any committee of the Board of Directors established in accordance with Section 3.01 (a "Committee") may participate in a meeting of the Board of Directors, or any such Committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

2.09 Board of Directors' Notices.  At least twenty-four hours' notice of each
---- ---------------------------
regular or special meeting of the Board of Directors, stating the time and place for the meeting, shall be given to each director, by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by courier such as Federal Express or Airborne Express, by telegram, mailgram, telex, telecopy, facsimile transmission, electronic mail or other similar means of transmission or by personal communication either over the telephone or otherwise, except as otherwise provided in Section 7.02. Any such notice shall be addressed, where applicable, to such director at his or her last known address as the same appears on the books of the Corporation. Notice of a meeting of the Board of Directors need not state the purpose or purposes thereof and shall be deemed given (i) when received by the director in the case of hand delivery or personal communication over the telephone or otherwise, (ii) three business days after depositing such notice in the mail in the case of delivery by mail, (iii) one business day after depositing such notice with a courier such as Federal Express or Airborne Express (specifying next business day delivery) or (iv) when sent in the case of delivery by telegram, mailgram, telex, telecopy, facsimile transmission, electronic mail or other similar means of transmission.

2.10 Compensation.  Directors shall receive such fixed sums and expenses or such
---- ------------
compensation for attendance at each meeting of the Board of Directors, the Executive Committee or any other Committee established in accordance with
Section 3.01 as may be determined from time to time by the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

2.11 Director Action Without a Meeting.  Any action required or permitted to be
---- ---------------------------------
taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors

                                                                  Exhibit 3 (ii)

or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the Committee.

2.12 Resignation and Vacancies. Any director may resign effective on giving
---- -------------------------
written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.


                           ARTICLE III - COMMITTEES
                           -----------   ----------

3.01 Executive or Other Committees. The Board of Directors may, by resolution or
---- -----------------------------
resolutions passed by a majority of the entire Board of Directors, designate an Executive Committee and such other Committees as it may deem appropriate (and may discontinue the same at any time by resolution or resolutions passed by a majority of the entire Board of Directors), each Committee to consist of one or more of the directors of the Corporation. The members shall be appointed by the Board of Directors and shall hold office during the pleasure of the Board of Directors. The Executive Committee shall have and may exercise all the powers of the Board of Directors (when the Board of Directors is not in session) in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. No Committee shall have the power (i) to approve or adopt, or recommend to stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or (ii) to adopt, amend or repeal these bylaws. Regular meetings of any Committee shall be held at such time and place as the Committee may determine, and special meetings may be called at any time by the Chief Executive Officer, President, Secretary or any member of the Committee. Notice of each meeting of a Committee shall be given (or waived) in the same manner as notice for a Board of Directors' meeting may be given (or waived), and a majority of the members of the Committee shall constitute a quorum for the transaction of business. The Corporation elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law.

                             ARTICLE IV - OFFICERS
                             ----------   --------

4.01 General. The officers of the Corporation shall consist of a President, a
---- -------
Secretary and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, one or more Vice-Chairmen of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Executive Vice-Presidents, one or more Group Vice-Presidents, one or more Senior Vice-Presidents or other Vice-Presidents, a Controller, a General Counsel, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers with such titles as the resolution of the Board of

                                                                  Exhibit 3 (ii)

Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors, no officer other than the Chairman or a Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

4.02 Term. Unless otherwise provided in the resolution choosing him or her, each
---- ----
officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders or until his or her successor shall have been chosen and qualified.

4.03 Duties. All officers of the Corporation shall have such authority and
---- ------
perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors and shall have such additional authority and duties as are assigned to them from time to time by the Chairman of the Board, Chief Executive Officer or President or are incident to their office, except to the extent that the authority and duties may be inconsistent with such resolutions. The Secretary or an Assistant Secretary of the Corporation, or any director or officer of the Corporation acting, at the request of the Board of Directors or a Committee thereof, as secretary of such meeting, shall record all of the proceedings of all meetings and actions in writing of the stockholders, Board of Directors, and Committees of the Board of Directors, and shall exercise such additional authority and perform such additional duties as the Board of Directors shall assign to him or her.

4.04 Removal. Any officer may be removed, with or without cause, by the Board of
---- -------
Directors. Any vacancy in any office may be filled by the Board of Directors.

4.05 Action with Respect to Securities of Other Corporations. Unless otherwise
---- -------------------------------------------------------
directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice-Chairman, or any Vice-President, or any other officer of the Corporation authorized by the Chairman of the Board, the Chief Executive Officer or President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equity holders or with respect to any action of stockholders or equity holders of any other corporation or entity in which the Corporation may hold securities, and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation or entity, and to dispose of such securities.


                   ARTICLE V - BOOKS, DOCUMENTS AND ACCOUNTS
                   ---------   -----------------------------

5.01 Inspection of Books. The Board of Directors shall have power to keep the
---- -------------------
books, documents and accounts of the Corporation outside of the State of Delaware, except as otherwise expressly provided by law. Except as authorized by the Board of Directors, or provided by law, no stockholder shall have any right to inspect any books, document or

                                                                  Exhibit 3 (ii)

account of the Corporation, and the Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations the books, documents and accounts of the Corporation (other than the original stock ledger), or any of them, shall be open to the inspection of stockholders.


                              ARTICLE VI - STOCK
                              ----------   -----

6.01 Stock Certificates. Every holder of stock in the Corporation shall be
---- ------------------
entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman of the Board, the President, a Vice-Chairman, or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. All signatures on any such certificate may be facsimiles. In case any officer or officers, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar, whether because of death, resignation or otherwise, before such certificate is issued, such certificate or certificates may nevertheless be issued and delivered by the Corporation with the same effect as if the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent, or registrar.

6.02 Transfers. Stock of the Corporation shall be transferable in the manner
---- ---------
prescribed by law.

6.03 Registered Holders. The Corporation shall be entitled to treat the person
---- ------------------
in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by law. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by a transfer agent or agents designated to transfer shares of the stock of the Corporation.

6.04 New Certificates. The Corporation may issue a new certificate of stock in
---- ----------------
the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors or the President may, in their discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient (in the sole judgment of the Board of Directors or the President, as the case may be) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of such new certificate.

                                                                  Exhibit 3 (ii)

                             ARTICLE VII - NOTICES
                             -----------  --------

7.01 Notices. Except as otherwise specifically provided herein or required by
---- -------
law, all notices required to be given by the Corporation to any stockholder, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by prepaid telegram, courier such as Federal Express or Airborne Express, mailgram, telex, telecopy or facsimile transmission. Any such notice shall be addressed to such stockholder, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered or delivered by telegram, courier, mailgram, telex, telecopy or facsimile transmission shall be the time of the giving of the notice. If mailed, such notice shall be deemed to be given when deposited in United States mail in a sealed envelope addressed to such person at his or her address as it appears on the records of the Corporation with postage paid thereon. Notices to directors shall be given in accordance with Section 2.09.

7.02 Waivers.  A written waiver of any notice, signed by a stockholder,
---- -------
director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

Attendance at a meeting of stockholders, Board of Directors, or such Committees as may from time to time be established, shall constitute a waiver of notice of such meeting, except when the stockholder, director or member of such Committee attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                        ARTICLE VIII - INDEMNIFICATION
                        ------------   ---------------

8.01 Right to Indemnification. Each person who was or is made a party or is
---- ------------------------
threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceedings is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving, at the request of the Corporation, as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts

                                                                  Exhibit 3 (ii)

paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section
8.03 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation.

8.02 Right to Advancement of Expenses. An indemnitee under Section 8.01 shall
-------------------------------------
also have the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Article VIII or otherwise.

The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

8.03 Right of Indemnitee to Bring Suit. If a claim under this Article VIII is
---- ---------------------------------
not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking by a director or officer, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) shall create a presumption that the indemnitee has not met the applicable standard of conduct

                                                                  Exhibit 3 (ii)

or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

8.04 Non-Exclusivity of Rights. The rights to indemnification and to the
---- -------------------------
advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Restated Certificate of Incorporation or bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

8.05 Insurance. The Corporation may maintain insurance, at its expense, to
---- ---------
protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law or otherwise.

8.06 Indemnification of Employees and Agents of the Corporation. The Corporation
---- ----------------------------------------------------------
may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

8.07 Settlement of Claims. The Corporation shall not be liable to indemnify any
---- --------------------
indemnitee under this Article VIII (a) for any amounts paid in settlement of any action or claim effected without the Corporation's written consent, which consent shall not be unreasonably withheld or delayed; or (b) for any judicial award if the Corporation was not given a reasonably timely opportunity to participate, at its expense, in the defense of such action, but only to the extent that the failure to give such notice prejudiced the Corporation's ability to defend such action.

8.08 Subrogation. In the event of payment under this Article VIII, the
----------------
Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Corporation effectively to bring suit to enforce such rights.

8.09 No Duplication of Payments. The Corporation shall not be liable under this
---- --------------------------
Article VIII to make any payment in connection with any claim made against the indemnitee to the extent the indemnitee has otherwise actually received payment (under any insurance policy, agreement, or otherwise) of the amounts otherwise indemnifiable hereunder.

                                                                  Exhibit 3 (ii)

                          ARTICLE IX - MISCELLANEOUS
                          ----------   -------------

9.01 Offices. The principal office or place of business of the Corporation in
---- -------
the State of Delaware will be in the City of Wilmington, Delaware. The Corporation may also have offices at other places within and/or without the State of Delaware.

9.02 Seal. The corporate seal shall have inscribed thereon the name of the
---- ----
Corporation, the year of its incorporation and the words "Corporate Seal Delaware."

9.03 Fiscal Year. The fiscal year of the Corporation shall be fixed by
---- -----------
resolution of the Board of Directors.

9.04 Amendment of Bylaws. These bylaws may be altered, amended or repealed at
---- -------------------
any meeting of the stockholders (provided such matter is properly brought before the meeting in accordance with Section 1.06) or by the Board of Directors.

9.05 Section Headings. The headings of the Articles and Sections of these bylaws
---- ----------------
are inserted for convenience or reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.